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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        ---------------------------------

        Date of Report (Date of earliest event reported): April 23, 1998

                      Union Texas Petroleum Holdings, Inc.
             (Exact name of Registrant as specified in its charter)


        Delaware                    1-9019                    76-0040040
     (State or other             (Commission               (I.R.S. Employer
     jurisdiction of             File Number)             Identification No.)
      incorporation)


                  1330 Post Oak Boulevard, Houston, Texas 77056
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (713) 623-6544



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Item 5. OTHER EVENTS.

     Azerbaijan. Union Texas Lok Batan Limited, an indirect subsidiary of the Registrant, has entered into an agreement with BMB Oil, Inc. to acquire 75% of BMB's interest in a production sharing agreement with the State Oil Company of the Azerbaijan Republic. Union Texas will serve as operator of the enhanced oil recovery project and onshore exploration program. The concession area, known as the West Apsheron block, totals approximately 225,000 acres and is located 30 miles west of Baku, the capital of Azerbaijan. Union Texas will provide technology and expertise to reestablish production from existing fields in the West Apsheron block. The venture plans to drill three wells in these fields in 1998 and also expects to initiate an exploration program by evaluating several leads and prospects beginning in late 1998. Initial reserve bookings are not anticipated until the work program is well underway. The Registrant is also pursuing additional opportunities in Azerbaijan.

     Exploration. The exploratory well drilled on the Ramla block offshore Tunisia was unsuccessful. The related expenses were included in the first quarter of the 1998 financial statements.

     Press Release. The information set forth in the press release of the Registrant dated April 23, 1998, which is filed as an exhibit hereto, is incorporated herein by reference.

     This Current Report contains forward-looking statements within the meaning of and in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act, as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including price volatility, exploration, development, operational, marketing, reserve estimates, implementation and opportunity risks, and other factors described from time to time in the Registrant's publicly available SEC reports, which could cause actual results to differ materially.

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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:


Exhibit
Number      Description
---------   --------------

99.1        Press release



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   UNION TEXAS PETROLEUM HOLDINGS, INC.



                                   By: /s/ ALAN R. CRAIN, JR.
                                      -----------------------------------
                                      Alan R. Crain, Jr.
                                      Vice President and General Counsel


Date:  April 23, 1998
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                                INDEX TO EXHIBITS



Exhibit
Number      Description
---------   --------------


99.1        Press release